Exhibit 107.1
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Issuer:
Perrigo Company plc
Perrigo Finance Unlimited Company
Guarantors:
Athena Neurosciences, LLC
Chefaro Ireland Designated Activity Company
Elan Pharmaceuticals, LLC
Galpharm Healthcare Limited
Galpharm International Limited
Gr8ness, LLC
L. Perrigo Company
Medgenix Benelux NV
OCE-BIO
BV
Perrigo Belgium NV
Perrigo Capital NV
Omega Pharma Innovation & Development NV
Omega Pharma International NV
Omega Pharma Limited
Omega Pharma Trading NV
Omega Teknika Designated Activity Company
PBM Canada Holdings, LLC
PBM Nutritionals, LLC
PBM Products, LLC
Perrigo Americas Holdings, Inc.
Perrigo Company
Perrigo Corporation Designated Activity Company
Perrigo Diabetes Care, LLC
Perrigo Direct, Inc.
Perrigo Europe Invest NV
Perrigo Finance (US) LLC
Perrigo Florida, Inc.
Perrigo Holding NV
Perrigo Holdings Unlimited Company
Perrigo International Finance Designated Activity Company
Perrigo International Holdings II, Inc.
Perrigo International Holdings, LLC
Perrigo International, Inc.
Perrigo Investments, LLC
Perrigo Ireland 1 Designated Activity Company
Perrigo Ireland 10 Unlimited Company
Perrigo Supply Chain International Designated Activity Company
Perrigo Ireland 13 Designated Activity Company
Perrigo Ireland 2 Designated Activity Company
Perrigo Ireland 4 Unlimited Company
Perrigo Ireland 5 Unlimited Company
Perrigo Ireland 6 Unlimited Company
Perrigo Ireland 9 Unlimited Company
Perrigo Management Company
Perrigo Mexico Investment Holdings, LLC
Perrigo New York, Inc.
Perrigo Pharma International Designated Activity Company
Perrigo Pharma Limited

Perrigo Research & Development Company
Perrigo Sales Corporation
Perrigo Science One Designated Activity Company
Perrigo UK Acquisition Limited
PMI Branded Pharmaceuticals, Inc.
Ranir Global Holdings, LLC
Ranir (Holdings) Limited
Ranir, LLC
Wrafton Laboratories Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities of Perrigo Company plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities of Perrigo Finance Unlimited Company	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees by Perrigo Company plc of Debt Securities (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees by Perrigo Finance Unlimited Company of Debt Securities (2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Equity	Ordinary Stock, nominal value €0.001 per share, of Perrigo Company plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Equity	Preferred Stock, nominal value of $0.0001 per share, of Perrigo Company plc	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—			—	—	—	—

	Total Offering Amounts					$ —		$ —

	Total Fees Previously Paid							$ —

	Total Fee Offsets							$ —

	Net Fee Due							$ —
(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(2)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees do not trade separately.